Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the inclusion in Extorre Gold Mines Limited's Registration Statement on Amendment No. 1 to Form 20-F of our report dated May 17, 2010, relating to the consolidated balance sheets of Extorre Gold Mines Limited as at December 31, 2009 and 2008 and the consolidated statements of loss, comprehensive loss and deficit, cash flows and shareholders’ equity for the years ended December 31, 2009, 2008 and 2007.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, Canada
March 3, 2011